SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2011

Solo International, Inc.
 (Exact name of Company as specified in its charter)

Nevada	000-52791	68-0680819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 2500 1155 Boul Rene-Levesque West, Montreal, Quebec H3B 2K4
(Address of principal executive offices)
Phone: (514) 570-3490
(Company’s Telephone Number) (Former name or former address, if changed since last report)
Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SOLO INTERNATIONAL, INC.
Form 8-K
Current Report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 13, 2011, Solo International, Inc., a Nevada corporation, (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State. As a result of the Certificate of Change, the Company has increased the authorized number of common shares to nine hundred million (900,000,000) shares, par value $0.001 per share, among other things. A copy of the Certificate of Change is filed herewith as Exhibit 3.1(a).

Item 8.01 Other Events

On October 13, 2011, Board of Directors of the Company authorized a forward split (the “Forward Split”) of its issued and outstanding common shares, whereby every one (1) old share of common stock will be exchanged for one hundred (100) new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from three million eight hundred eighty thousand (3,880,000) prior to the Forward Split to three hundred eighty eight million (388,000,000) following the Forward Split.  FINRA confirmed approval of the Forward Split, payable as a dividend to shareholders, and the Forward Split became effective on October 21, 2011. The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1(a)	Certificate of Change

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO INTERNATIONAL, INC.
Date: November 3, 2011	By: /s/ Michel Plante
Michel Plante
President and CEO